EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form F-3 (the "Registration Statement") of our report dated August 4, 2025, with respect to the consolidated financial statements of Paranovus Entertainment Technology Ltd., for the years ended March 31, 2025, 2024, and 2023.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

Singapore

November 25, 2025